EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-215032) and Form S-8 (No. 333-214944, No. 333-201825, No. 333-179536, No. 333-141178, and No. 333-112133) of Pro-Dex, Inc. (the “Company”), of our report dated September 5, 2024, relating to the consolidated financial statements of the Company, appearing in this Annual Report on Form 10-K of the Company for the year ended June 30, 2024.

/s/ Moss Adams LLP

Irvine, California

September 5, 2024